Exhibit 10.2.2
SECOND AMENDMENT TO THE
GARDNER DENVER, INC. SUPPLEMENTAL EXCESS
DEFINED CONTRIBUTION PLAN
(Restated January 1, 2008)
          WHEREAS, Gardner Denver, Inc. (“Company”) previously established the Gardner Denver, Inc. Supplemental Excess Defined Contribution Plan (“Plan”); and
          WHEREAS, the Company restated the Plan effective January 1, 2008; and
          WHEREAS, the Company desires to make certain revisions to the Plan; and
          WHEREAS, the Company reserved the right to amend the Plan;
          NOW, THEREFORE, effective as of December 10, 2009, Section 4.2 of the Plan is amended to add the following paragraph to the end thereof:
Notwithstanding anything herein to the contrary, any cash dividend declared on common stock of the Company shall be credited to the applicable Separate Account(s) of a Participant with respect to which any such dividend is deemed declared, reflected as a credit in the form of cash, and deemed invested as described in this paragraph. The portion of any Separate Account(s) of any Participant relating to such deemed dividend shall be deemed to be invested in accordance with the investment election of each Participant with respect to his or her respective applicable Separate Account(s) in accordance with the provisions of this Section and shall be considered a credit to his or her applicable Separate Account(s). Such deemed dividend with respect to each Participant who is eligible to have such deemed dividend credited on his or her behalf, but who has not elected deemed investments with respect to any or all such Separate Account(s), shall be deemed to be invested in the default investment designated by the Company hereunder which shall be substantially similar, in the aggregate, to the default investment designated under the Gardner Denver Retirement Savings Plan, but in no event may such deemed dividend be permitted to be deemed invested in the common stock of the Company.
          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf this 10 day of December, 2009 by its undersigned duly authorized officers.
GARDNER DENVER, INC.
/s/ Barry Pennypacker
Barry Pennypacker
Title: President & Chief Executive Officer
/s/ Brent A. Walters
Brent A. Walters
Title: Vice President, General Counsel &
          Chief Compliance Officer